Exhibit 4.1

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [—], 2012, by and between CVR Refining, LP, a Delaware limited partnership (the “Partnership”), CVR Refining Holdings, LLC, a Delaware limited liability company (“Refining Holdings”), and [—], a Delaware corporation (“CR Holdco”), and wholly owned subsidiary of Coffeyville Resources, LLC, a Delaware limited liability company (“Coffeyville Resources”).

WHEREAS, this Agreement is made in connection with the transactions contemplated by the Contribution, Assignment and Assumption Agreement dated December [—], 2012 (the “Contribution Agreement”);

WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of Refining Holdings and CR Holdco pursuant to the Contribution Agreement; and

WHEREAS, it is a condition to the obligations of Refining Holdings under the Contribution Agreement that this Agreement be executed and delivered;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the First Amended and Restated Agreement of Limited Partnership of the Partnership dated [—], 2012, as amended from time to time (the “Partnership Agreement”). The terms set forth below are used herein as so defined:

“Adverse Effect” has the meaning given to such term in Section 2.03(a)(ii).

“Affiliate” means, with respect to a specified Person, directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning given to such term in the introductory paragraph.

“Coffeyville Resources” has the meaning given to such term in the introductory paragraph.

“Commission” has the meaning given to such term in Section 1.02.

“Contribution Agreement” has the meaning given to such term in the recitals of this Agreement.

“CVI Holdco” has the meaning given to such term in the introductory paragraph.

“Effectiveness Period” has the meaning given to such term in Section 2.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means CVR Refining GP, LLC, the general partner of the Partnership, or any successor general partner of the Partnership.

“Holder” means the record holder of any Registrable Securities.

“Initiating Holder” has the meaning given to such term in Section 2.01.

“Losses” has the meaning given to such term in Section 2.08(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Partnership” has the meaning given to such term in the introductory paragraph.

“Person” means any individual, corporation, partnership, voluntary association, partnership, joint venture, trust, limited liability partnership, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Piggyback Notice” has the meaning given to such term in Section 2.03(a).

“Piggyback Registration” has the meaning given to such term in Section 2.03(a).

“Primary Offering” has the meaning given to such term in Section 2.02(a).

“Primary Units” has the meaning given to such term in Section 2.02(a).

“Redemptee” has the meaning given to such term in Section 2.02(a).

“Redemption” has the meaning given to such term in Section 2.02(a).

“Redemption Demand Notice” has the meaning given to such term in Section 2.02(a).

“Refining Holdings” has the meaning given to such term in the introductory paragraph.

“Registration Demand Notice” has the meaning given to such term in Section 2.01.

“Registration Statement” has the meaning given to such term in Section 2.01.

“Registrable Securities” means the aggregate number of Common Units issued (or issuable) to Refining Holdings (including those that have been distributed to CR Holdco) pursuant to the Contribution Agreement (including pursuant to the Deferred Issuance and Distribution), which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Expenses” has the meaning given to such term in Section 2.07(b).

“Registration Statement” has the meaning given to such term in Section 2.01.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” has the meaning given to such term in Section 2.07(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” has the meaning given to such term in Section 2.01.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) at the time a Registration Statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the “Commission”), or otherwise has become effective, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security has been disposed of pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act; (c) 10 years after Refining Holdings ceases to be an Affiliate of the General Partner; (d) if such Registrable Security is held by the Partnership or one of its subsidiaries; (e) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or (f) if such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are assigned to the transferee and such transferee is not an Affiliate of the General Partner, two years following the transfer of such Registrable Security to such transferee.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Demand Registration. Upon the written request (a “Registration Demand Notice”) by Holders owning at least [—] million of the then-outstanding Registrable Securities (each, an “Initiating Holder”), subject to adjustment pursuant to Section 3.04, the Partnership shall file with the Commission, as soon as reasonably practicable, but in no event more than 90 days following the receipt of the Notice, a registration statement (each, a “Registration Statement”) under the Securities Act providing for the resale of the Registrable Securities (which may, at the option of the Holders giving such Demand Registration Notice, be a registration statement under the Securities Act that provides for the resale of the Registrable Securities pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”)). The Partnership shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Any Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Initiating Holders of any and all Registrable Securities covered by such Registration Statement. The Partnership shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this Section 2.01 to be continuously effective, supplemented and amended to the extent necessary to ensure that it is available for the resale of all Registrable Securities by the Initiating Holders until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Each Registration Statement when effective (and the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The number of Registration Statements that may be required by the Holders pursuant to this Section 2.01 shall be limited to six.

Section 2.02 Underwritten and Redemptive Offerings.

(a) Request for a Secondary Offering. If one or more Holders collectively elect to dispose of at least [—] million Registrable Securities (subject to adjustment pursuant to Section 3.04) the Partnership shall, upon the written request (a “Secondary Offering Demand Notice”) by such Holders, retain underwriters in order to permit such Holders to effect such sale through an Underwritten Offering (a “Secondary Offering”). The obligation of the Partnership to retain underwriters shall include the preparation and entry into an underwriting agreement, in customary form, with the Managing Underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08 and taking all reasonable actions as requested by the Managing Underwriter or underwriters to expedite or facilitate the disposition of such Registrable Securities, including causing its management to participate in a “roadshow” or similar marketing efforts.

(b) Request for Equity-Financed Redemption. In lieu of a Secondary Offering pursuant to Section 2.02(a), the Partnership, upon the written request (the “Redemption Demand Notice”) by such Holders (the “Redemptees”), shall use commercially reasonable efforts to undertake an equity financing consisting of (i) a public offering (including an Underwritten Offering), (ii) a private placement or (iii) a combination of each (a “Primary Offering”), in each case, of an equal number of Common Units (the “Primary Units”). The net proceeds (after Registration Expenses but before Selling Expenses) of such Primary Offering will be used to redeem from each Redemptee the number of Registrable Securities specified in each Redemptee’s Redemption Demand Notice (the “Redemption”). Redemptions shall be treated as reimbursement for certain capital expenditures attributable to the businesses of the Partnership and its subsidiaries incurred by Coffeyville Resources within the two-year period prior to the Contribution Date (as such term is defined in the Contribution Agreement) pursuant to Section 2.2 of the Contribution Agreement, until all such capital expenditures shall have been reimbursed. The obligation of the Partnership to undertake the Primary Offering shall include the preparation and filing of an offering document, such as an offering memorandum or Registration Statement, as applicable, and as well as the preparation and execution of an purchase agreement or underwriting agreement in customary form, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08 and taking all reasonable actions as are requested by the Managing Underwriter or underwriters or placement agent (as applicable, the “Selling Agent”), or, if no Selling Agent, the Redemptees, to expedite or facilitate the disposition of Primary Units, including causing its management to participate in a “roadshow” or similar marketing efforts.

(c) Limitation on Primary Offerings. In no event shall the Partnership be required hereunder to participate in more than an aggregate of two Primary Offerings or Secondary Offerings in any 12-month period.

(d) General Procedures. In connection with any Primary Offering or Secondary Offering under this Agreement, the [Partnership] shall be entitled to select the Selling Agent, if any. In connection with any Primary Offering under this Agreement, the Partnership shall be obligated to enter into an underwriting agreement or purchase agreement, as applicable, that contains such representations, covenants, indemnities and other rights and obligations as are customary.

(e) Withdrawal. If any (i) Selling Holder disapproves of the terms of a Secondary Offering or (ii) Redemptee disapproves of the terms of a Primary Offering, such Person may elect to withdraw its request that the Partnership undertake such offering by written notice to the Partnership; provided, however, that such withdrawal must be made at a time prior to the time of pricing of such offering. No such withdrawal shall affect the Partnership’s obligation to pay Registration Expenses, if applicable.

Section 2.03 Piggyback Rights.

(a) Participation. If the Partnership proposes to file, whether for its own account or for the account of the Holders: (i) a shelf registration statement (including a Shelf Registration Statement contemplated by Section 2.01), (ii) a prospectus supplement to an effective registration statement, (including a Registration Statement contemplated by Section 2.01), or (iii) a registration statement other than a shelf registration statement (other than a registration statement on Forms S-4 or S-8 or any successor forms thereto) (each, a “Piggyback Registration”), then the Partnership shall give prompt written notice (a “Piggyback Notice”) (including notice by electronic mail) to each Holder holding at least ten percent (10%) of the then-outstanding Registrable Securities regarding such proposed registration, and such notice shall offer such Holders the opportunity to include in such Piggyback Registration: (x) such number of Registrable Securities as each such Holder may request, or (y) a number of Primary

Units in order to effect a Redemption of Registrable Securities as such Holder may request. Each Piggyback Notice shall specify, at a minimum, the number and type of securities proposed to be registered, the proposed date of filing of such Piggyback Registration with the Commission, the proposed means of distribution, the proposed Managing Underwriter or underwriters (if any and if known) and a good faith estimate by the Partnership of the proposed minimum offering price of such securities. Each such Holder shall make such request in writing to the Partnership (including by electronic mail) within five (5) business days (or one (1) business day in connection with any overnight or bought Underwritten Offering) after the receipt of any such Piggyback Notice, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder or the number of Registrable Securities such Holder intends to have redeemed by the Partnership, and, subject to the terms and conditions of this Agreement, the Partnership shall use its reasonable best efforts to include in such Piggyback Registration all Registrable Securities held by such Holders and/or a number Primary Units required to effect a Redemption of the Registrable Securities requested by such Holders; provided, that:

(i) if, at any time after giving written notice of its intention to register equity securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Partnership shall determine for any reason not to register such equity securities, the Partnership may, at its election, give written notice of such determination within 5 business days thereof to each Holder of Registrable Securities and, thereupon, shall not be obligated to register any Registrable Securities or Primary Units in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Holders of Registrable Securities that a registration be effected under Section 2.01 or Section 2.02; or

(ii) if in connection with a registration pursuant to this Section 2.03, the Managing Underwriter of such registration (or, in the case of an offering that is not an Underwritten Offering, a nationally recognized investment banking firm) shall advise the Partnership that, in its reasonable opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without an adverse effect on the price, timing or distribution of the securities to be offered (an “Adverse Effect”), then in the case of any registration pursuant to this Section 2.03, the Partnership shall include in such registration to the extent of the number which the Partnership is so advised can be sold in such offering without such Adverse Effect,

(A) if the Piggyback Registration relates to an offering for the Partnership’s own account, then (i) first, the securities the Partnership proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration and the number of Primary Units required to effect a Redemption of such Holder’s Registrable Securities, pro rata among the Holders of such Registrable Securities; or

(B) if the Piggyback Registration relates to an offering pursuant to Section 2.01, then (i) first the number of Registrable Securities requested to be included in such registration by the Initiating Holders and the Registrable Securities requested to be included in such registration pursuant to a Piggyback Notice, pro rata among the Holders of such Registrable Securities, and (ii) second, any other securities requested to be included in such registration; or

(C) if the Piggyback Registration relates to an offering by a third party or parties holding registration rights other than the Holders, then (i) first, the securities requested to be included therein by the third party or parties requesting such registration, and (ii) second, any other securities requested to be included in such registration, including securities held by the Holders, pro rata.

Section 2.04 Delay Rights. If the General Partner determines that the Partnership’s compliance with its obligations under this Article II would be materially detrimental to the Partnership and its partners because such registration would (a) materially interfere with a significant acquisition, reorganization, financing or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with applicable securities laws, then the Partnership shall have the right to postpone compliance with its obligations under this Article II for a period of not more than three months, provided, that such right pursuant to this Section 2.04 may not be utilized more than twice in any twelve-month period.

Section 2.05 Sale Procedures. In connection with its obligations under this Article II, the Partnership will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep each Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities or Primary Units covered by such Registration Statement, as applicable;

(b) if a prospectus supplement, offering memorandum or similar marketing document will be used in connection with the marketing of a Primary Offering or Secondary Offering and the Selling Agent notifies the Partnership in writing that, in the sole judgment of such Selling Agent, inclusion of detailed information in such prospectus supplement is of material importance to the success of such offering, the Partnership shall use its commercially reasonable efforts to include such information in such prospectus supplement, offering memorandum or similar marketing document;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission) or use of a similar marketing instrument, and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration

Statement or supplement or amendment thereto or use of a similar marketing instrument, and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto or similar marketing instrument as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities or Primary Units covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Primary Offering or Secondary Offering, the Selling Agent, shall reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder and each Selling Agent, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder and/or the Selling Agent, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities or Primary Units, as applicable, for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to any offering of Registrable Securities;

(h) in the case of an Underwritten Offering, Primary Offering or Secondary Offering, furnish upon request, (i) an opinion of counsel for the Partnership dated the date of the closing under the underwriting agreement or purchase agreement, as applicable and (ii) a “cold comfort” letter, dated the pricing date of such offering (to the extent available) and a letter of like kind dated the date of the closing under the underwriting agreement or purchase agreement, as applicable, in each case, signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters or placement agents in public offerings or private placements, as applicable, of securities by the Partnership and such other matters as the Selling Agent or Selling Holders, as applicable, may reasonably request;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) make available to the appropriate representatives of the Selling Agent or Selling Holders, as applicable, access to such information and Partnership personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act;

(k) cause all Registrable Securities or Primary Units, as applicable, registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

(l) use its commercially reasonable efforts to cause the Registrable Securities or Primary Units, as applicable, to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of the Registrable Securities or to enable the Partnership to consummate the disposition of the Primary Units;

(m) provide a transfer agent and registrar for all Registrable Securities or Primary Units, as applicable, covered by a Registration Statement not later than the effective date of such registration statement; and

(n) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Selling Agent, if any, in order to expedite or facilitate the disposition of the Registrable Securities or the Primary Units, as applicable.

Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in subsection (f) of this Section 2.05, shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) of this Section 2.05 or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus.

Section 2.06 Cooperation by Holders. The Partnership shall have no obligation to include in a Registration Statement pursuant to Section 2.01, a Secondary Offering pursuant to Section 2.02(a) or in a Piggyback Registration pursuant to Section 2.03(a), Registrable Securities of a Selling Holder who has failed to timely furnish such information that, in the opinion of counsel to the Partnership, is reasonably required in order for the Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.07 Expenses.

(a) Expenses. The Partnership will pay all reasonable Registration Expenses in an Underwritten Offering, Primary Offering or Secondary Offering, regardless of whether any sale of Registrable Securities or Primary Units is consummated. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.08, the Partnership shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions. “Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the registration of Registrable Securities or Primary Units on a Registration Statement pursuant to Section 2.01 or Section 2.03 and/or in connection with a Primary Offering or Secondary Offering pursuant to Section 2.02, and the disposition of such Registrable Securities or Primary Units, as applicable, including, without limitation, all registration, filing, securities exchange listing and securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Partnership, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions or placement agency fees applicable to the sale of Registrable Securities, or, with respect to a Redemption pursuant Section 2.02(b), a reduction in the price at which Registrable Securities are redeemed by the Partnership equal to the underwriting, fees, discounts, commissions or placement agency fees applicable to the sale of Primary Units.

Section 2.08 Indemnification.

(a) By the Partnership. (i) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Selling Holder participating therein, its directors, officers, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder, its directors, officers, employees and agents or such controlling Person in writing specifically for use in a Registration Statement, or prospectus or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such directors, officers, employees agents or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(ii) In the event of a Primary Offering pursuant to Section 2.02(a) or a Primary Offering effected through a Piggyback Registration pursuant to Section 2.03(a), the Partnership the Partnership will indemnify and hold harmless each Redemptee, its directors, officers, employees and agents, and each Person, if any, who controls such Redemptee within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees or agents, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, employee, agent or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in the light of the circumstances under which such statement is made) contained in a Registration Statement, any preliminary prospectus or prospectus supplement, free writing prospectus or final prospectus or prospectus supplement contained therein, any offering memorandum, or similar marketing document, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and will reimburse each such Redemptee, its directors, officers, employee and agents, and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Redemptee, its directors, officers, employees and agents or such controlling Person in writing specifically for use in a Registration Statement, prospectus, offering memorandum, or similar marketing document, or any amendment or supplement thereto, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Redemptee or any such directors, officers, employees agents or controlling Person, and shall survive the sale of Primary Units by the Partnership.

(b) By Each Holder. (i) Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement or prospectus supplement relating to the Registrable Securities, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(ii) Each Redemptee agrees severally and not jointly to indemnify and hold harmless the Partnership, its directors, officers, employees and agents and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Partnership to the Redemptee, but only with respect to information regarding such Redemptee furnished in writing by or on behalf of such Redemptee expressly for inclusion in a Registration Statement, prospectus supplement, offering memorandum, or similar marketing document relating to the Primary Units, or any amendment or supplement thereto; provided, however, that the liability of each Redemptee shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Redemptee from its pro rata share of the Redemption.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.08. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Selling Holder or Redemptee, as applicable, be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder or Redemptee from the sale of Registrable Securities or Redemption following a Primary Offering giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Partnership under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.10 Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities or to undertake a Primary Offering granted to a Holder by the Partnership under this Article II may be transferred or assigned by such Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided, however, that (a) unless such transferee or assignee is an Affiliate of Refining Holdings, each such transferee or assignee holds Registrable Securities representing at least [—] million of the then-outstanding Registrable Securities, subject to adjustment pursuant to Section 3.04, (b) the Partnership is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee agrees to be bound by this Agreement.

Section 2.11 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder who, along with its Affiliates, holds at least [—] million of the then-outstanding Registrable Securities, subject to adjustment pursuant to Section 3.04, agrees to enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of the Registrable Securities during the 90 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Partnership or the officers, directors or any other unitholder of the Partnership on whom a restriction is imposed; (ii) the restrictions set forth in this Section 2.11 shall not apply to any Registrable Securities that are redeemed by the Partnership pursuant to a Redemption; and (iii) the restrictions set forth in this Section 2.11 shall not apply to any Registrable Securities that are otherwise sold in connection with an Underwritten Offering pursuant to this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by electronic mail, courier service or personal delivery:

(a) if to Coffeyville Resources:

10 East Cambridge Circle Drive

Suite 250

Kansas City, KS 66103

Attn: Chief Financial Officer

Facsimile: [—]

(b) if to a transferee of Coffeyville Resources, to such Holder at the address provided pursuant to Section 2.10; and

(c) if to the Partnership:

CVR Refining, LP

2277 Plaza Drive

Suite 500

Sugar Land, TX 77479

Attn: General Counsel

Facsimile: [—]

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders in accordance with Section 2.10 hereof.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of the Partnership or any successor or assign of the Partnership

(whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring after the date of this Agreement.

Section 3.05 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.07 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.08 Governing Law. The laws of the State of New York shall govern this Agreement.

Section 3.09 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.10 Scope of Agreement. The rights granted pursuant to this Agreement are intended to supplement and not to reduce or replace any rights any Holders may have under the Operating Agreement with respect to the Registrable Securities. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Operating Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Partnership set forth herein. Except as provided in the Operating Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.11 Amendment. This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.12 No Presumption. If any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.13 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Partnership and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of the Holders hereunder.

Section 3.15 Interpretation. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by the Holders under this Agreement, such action shall be in the Holders’ sole discretion unless otherwise specified.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CVR REFINING, LP

By:
Name:
Title:

COFFEYVILLE RESOURCES, LLC

By:
Name:
Title:

[CR HOLDCO]

By:
Name:
Title:

SIGNATURE PAGE

TO

REGISTRATION RIGHTS AGREEMENT